UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2010
___________

CIRCUIT CITY STORES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-5767 (Commission File Number)	54-0493875 (I.R.S. Employer Identification No.)

4951 Lake Brook Drive, Suite 500 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 290-4302

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

As previously disclosed, on November 10, 2008, Circuit City Stores, Inc. and each of its wholly-owned United States and Puerto Rican subsidiaries filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court").  On September 14, 2010, the Bankruptcy Court entered an order (the "Order") confirming the Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and its Affiliated Debtors in Possession and its Official Committee of Creditors Holding General Unsecured Claims dated August 9, 2010 (the "Plan").  A copy of the Order to which the Plan is attached is filed hereto as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

99.1
Order dated September 14, 2010 confirming the Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and its Affiliated Debtors in Possession and its Official Committee of Creditors Holding General Unsecured Claims dated August 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT CITY STORES, INC.
(Registrant)

Date: September 17, 2010	By: /s/Catherine W. Bradshaw
Catherine W. Bradshaw
Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1
Order dated September 14, 2010 confirming the Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and its Affiliated Debtors in Possession and its Official Committee of Creditors Holding General Unsecured Claims dated August 9, 2010